NEWS

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For Immediate Release

Champions Oncology Raises $9.3 Million in a Private Placement

Hackensack, NJ – January 29, 2013 – Champions Oncology, Inc. (OTC: CSBR) (“the Company”) announced today the company raised $9.3 million at a price of $0.50 per share in a private placement to existing and new investors. No commissions were paid in connection with the private placement. Joel Ackerman, Champions Oncology CEO, stated, “We are pleased to have the continued support of our existing shareholders and to announce the addition of a new high quality investor. These proceeds will allow us to move forward with developing our technology and building our team.”

The lead investors were Battery Ventures IX, L.P., PAR Investment Partners, L.P., Harris & Harris Group Inc., and members of the Company’s management team.

•	Proceeds from the financing will be used to: Grow the TumorGraft bank to support the current Translational Oncology Solutions business and future biomarker development efforts,
•	Continue to build out the Senior Management team,
•	Initiate a validation study for the Personalized Oncology Solutions business and
•	General corporate purposes.

The private placement was comprised of the issuance of 18.6 million shares of common stock to accredited investors at a price of $0.50 per share, a premium of 16% to today’s closing price, pursuant to Regulation D of the Securities Act of 1933, as amended. Gross proceeds to the Company will be $9.3 million. Concurrent with the closing of the private placement, the Company will issue warrants to the investors which will entitle the holders to purchase up to 1,860,000 additional shares of common stock at $0.66 per share for a period of five years following the date of issuance. The Company also granted the investors certain registration rights with respect to the shares of common stock and shares of common stock issuable upon exercise of the warrants.

About Champions Oncology, Inc.

Champions Oncology, Inc. is engaged in the development of advanced technology solutions and services to personalize the development and use of oncology drugs. The Company’s TumorGraft Technology Platform is a novel approach to personalizing cancer care based upon the implantation of primary human tumors in immune deficient mice followed by propagation of the TumorGrafts in a manner that preserves the biological characteristics in order to determine the efficacy of a treatment regimen. The Company uses this technology to offer solutions for Personalized Oncology Solutions, which guides the development of personalized treatment plans, and Translational Oncology Solutions, which assists pharmaceutical and biotechnology companies seeking personalized approaches to drug development to lower the cost and increase the speed of drug development.

For more information, visit www.championsoncology.com.

This press release may contain "forward-looking statements" (within the meaning of the Private Securities Litigation Act of 1995) that inherently involve risk and uncertainties. Champions Oncology generally uses words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. One should not place undue reliance on these forward-looking statements. The Company's actual results could differ materially from those anticipated in the forward-looking statements for many unforeseen factors. See Champions Oncology's Form 10-K for the fiscal year ended April 30, 2012 for a discussion of such risks, uncertainties and other factors. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and Champions Oncology's future results, levels of activity, performance or achievements may not meet these expectations. The Company does not intend to update any of the forward-looking statements after the date of this press release to conform these statements to actual results or to changes in Champions Oncology's expectations, except as required by law.